PURE GAS PARTNERS, L.P.

Consolidated Financial Statements

September 30, 2010 and December 31, 2009
and
For the Periods Ended September 30, 2010 and 2009

PURE GAS PARTNERS, L.P.

Consolidated Financial Statements
September 30, 2010 and December 31, 2009
and For the Periods Ended September 30, 2010 and 2009

Table of Contents

PURE GAS PARTNERS, L.P.

Consolidated Balance Sheets
September 30, 2010 and December 31, 2009

	(Unaudited)
	September 30,	December 31,
	2010	2009
ASSETS

Current Assets
Cash	$439,185	$757,119
Accounts Receivable - Production	970,932	790,219
Accounts Receivable - Doral Energy	250,000	-
Prepaid Well Expenses	9,301	18,101
Total Current Assets	1,669,418	1,565,439

Oil and Gas Properties	16,441,699	15,185,090
Less: Accumulated Depletion	(6,547,778)	(5,924,789)
Net Oil and Gas Properties	9,893,921	9,260,301

Other Assets
Other Property and Equipment, net of accumulated depreciation	132,243	154,635
Deferred Bond Costs, net of accumulated amortization	222,536	260,325
Deferred Bond Discount, net of accumulated amortization	82,396	96,389
Other Assets	112,125	112,477
Goodwill	2,266,470	2,266,470
Total Other Assets	2,815,770	2,890,296

TOTAL ASSETS	$14,379,109	$13,716,036

The Accompanying Notes are an Integral Part of These Financial Statements.

PURE GAS PARTNERS, L.P.

Consolidated Balance Sheets (Continued)
September 30, 2010 and December 31, 2009

	(Unaudited)
	September 30,	December 31,
	2010	2009
LIABILITIES AND PARTNERS' CAPITAL

Current Liabilities
Accounts Payable - Trade	$306,404	$219,454
Accounts Payable - Revenue Distribution	143,492	101,601
Interest Payable	29,374	121,500
Deferred Revenue	194,873	-
Accrued Expenses	31,156	27,331
Lines of Credit	1,582,426	1,582,426
Bonds Payable - Current Portion	660,000	545,000
Creditors Payable - Current Portion	114,605	162,500
Total Current Liabilities	3,062,330	2,759,812

Non-Current Liabilities
Bonds Payable, net of Current Portion	3,555,000	4,160,000
Creditors Payable, net of Current Portion	1,681,305	1,766,700
Total Non-Current Liabilities	5,236,305	5,926,700
Total Liabilities	8,298,635	8,686,512

Partners' Capital (Deficit)
Noncontrolling Interest	944,187	913,841
Pure Gas Partners, L.P. Partners' Capital (Deficit)
Class A Limited Partner (3,141.6 units authorized and issued)	72,141	(534,941)
Class B Limited Partners (1,171 units authorized and issued)	5,007,194	4,802,838
Class C Limited Partners (1,056 units authorized and issued)	24,166	(179,898)
General Partner (26.4 units authorized and issued)	32,786	27,684
Total Pure Gas Partners, L.P. Partners' Capital	5,136,287	4,115,683
Total Partners' Capital	6,080,474	5,029,524

TOTAL LIABILITIES AND PARTNERS' CAPITAL	$14,379,109	$13,716,036

The Accompanying Notes are an Integral Part of These Financial Statements.

PURE GAS PARTNERS, L.P.
Consolidated Statements of Income
(Unaudited)

	Nine Months Ended
	September 30,
	2010	2009

Revenues and Gains
Oil and Gas Sales	$3,296,612	$2,321,104
Gain on Sale of Oil and Gas Properties	38,540	13,727
Other	3,720	25,061
Total Revenues and Gains	3,338,872	2,359,892

Expenses and Losses
Lease Operating	327,828	258,215
Production Tax	271,337	211,609
Depreciation, Depletion, and Amortization	645,381	1,649,990
Professional Fees - Oil and Gas Exploration	263,261	280,034
General and Administrative	422,362	415,312
Oil and Gas Lease Expense	1,811	29,475
Bond Issuance Amortization	37,789	37,789
Interest Expense	318,153	340,777
Other	-	107
Total Expenses & Losses	2,287,922	3,223,308

Net Income (Loss)	1,050,950	(863,416)

Net Income (Loss) Attributable to the Noncontrolling Interest	30,346	(44,113)

Net Income (loss)	$1,020,604	$(819,303)

The Accompanying Notes are an Integral Part of These Financial Statements.

PURE GAS PARTNERS, L.P.
Consolidated Statements of Income
(Unaudited)

	Three Months Ended
	September 30,
	2010	2009

Revenues and Gains
Oil and Gas Sales	$1,171,853	$840,088
Gain on Sale of Oil and Gas Properties	34,353	7,690
Other	547	(2,717)
Total Revenues and Gains	1,206,753	845,061

Expenses and Losses
Lease Operating	86,737	99,993
Production Tax	85,051	81,740
Depreciation, Depletion, and Amortization	215,127	549,955
Professional Fees - Oil and Gas Exploration	93,296	72,823
General and Administrative	141,083	110,028
Oil and Gas Lease Expense	1,122	15,908
Bond Issuance Amortization	12,596	12,596
Interest Expense	100,344	104,273
Total Expenses & Losses	735,356	1,047,316

Net Income (Loss)	471,397	(202,255)

Net Income (Loss) Attributable to the Noncontrolling Interest	15,105	(11,165)

Net Income (loss)	$456,292	$(191,090)

The Accompanying Notes are an Integral Part of These Financial Statements.

PURE GAS PARTNERS, L.P.
Consolidated Statements of Cash Flow
(Unaudited)

	Nine Months Ended
	September 30,
	2010	2009
Cash Flows from Operating Activities
Net Income	$1,050,950	$(863,416)

Adjustments to Reconcile Net Income to Net Cash Provided by Operating Activities
Depreciation, Depletion, and Amortization	645,381	1,665,215
Bond Issuance Amortization	37,789	37,789
Bond Discount Amortization - Interest Expense	13,993	13,993
(Increase) Decrease in:
Receivables	(430,713)	477,021
Prepaids	8,800	184,098
Other Assets	352	31,502
Increase (Decrease) in:
Accounts Payable - Trade	86,950	(167,078)
Accounts Payable - Revenue Distributions	41,891	(88,400)
Interest Payable	(92,126)	(102,930)
Deferred Revenues	194,873	-
Accrued Expenses	3,825	(4,802)
Net Cash Provided (Used) by Operating Activities	1,561,965	1,182,992

Cash Flows from Investing Activities
Capital Expenditures - Oil and Gas Properties	(1,256,609)	(1,090,946)
Capital Expenditures - Other	-	(59,047)
Net Cash Provided (Used) by Investing Activities	(1,256,609)	(1,149,993)

Cash Flows from Financing Activities
Net Borrowings (Payments) on Line of Credit	-	100,444
Payments to Bonds Payable	(490,000)	(345,000)
Payments to Reduce Creditors Payable	(133,290)	(330,133)
Distributions to Minority Interest Holders	-	(26,838)
Net Cash Provided (Used) by Financing Activities	(623,290)	(601,527)

Net Increase (Decrease) in Cash and Cash Equivalents	(317,934)	(568,528)

Cash and Cash Equivalents at Beginning of Year	757,119	1,189,328

Cash and Cash Equivalents at End of Year	$439,185	$620,800

Supplemental Disclosure of Cash Flow Information:

Cash paid during the year for interest	$341,324	$429,715

The Accompanying Notes are an Integral Part of These Financial Statements.

PURE GAS PARTNERS, L.P.
Notes to the Consolidated Financial Statements

Note A – Partnership Organization and Nature of Operations

Pure Gas Partners, L.P., (the Partnership) is a Texas limited partnership that was formed in 2002 to acquire all of the issued and outstanding common stock of Pure Energy Group, Inc., a Texas corporation, and to continue to acquire, develop, manage, lease and operate oil and gas properties.  The Partnership owns a 94.456% limited partner interest in Pure Gas Partners II, L.P. (PGP II), a Texas limited partnership formed in 2004, with .01% general partner interest owned by Pure Energy Group, Inc.  The remaining 5.534% interest is owned by various others, including Armendaris Holdings, who owns 3.617%.

The Partnership is an independent natural gas and oil company engaged in the exploration, development, exploitation, and acquisition of natural gas and oil reserves in North America.  The Partnership’s primary area of focus is the State of New Mexico, particularly southeastern New Mexico.

Interim Financial Statements

The unaudited financial information furnished herein reflects all adjustments, which in the opinion of management are necessary to fairly state the Partnership’s financial position and the results of its operations for the periods presented.  The financial information does not represent complete financial statements and should be read in conjunction with the Partnership’s latest annual audited financial statements and notes thereto for the year ended December 31, 2009.  The Partnership assumes that the users of the interim financial information herein have read or have access to the audited financial statements for the preceding fiscal year and that the adequacy of additional disclosure needed for a fair presentation may be determined in that context.  Accordingly, footnote disclosures which would substantially duplicate the disclosure contained in the Partnership’s audited financial statements for the fiscal period ended December 31, 2009 have been omitted.

Note B – Summary of Significant Accounting Policies

Basis of Accounting

The consolidated financial statements are prepared in conformity with accounting principals generally accepted in the United States of America (GAAP).

Principles of Consolidation

The consolidated financial statements include the accounts of the Partnership, Pure Energy Group, Inc., and Pure Gas Partners II, L.P.  All significant intercompany accounts and transactions have been eliminated in consolidation.

PURE GAS PARTNERS, L.P.
Notes to the Consolidated Financial Statements

Note B – Summary of Significant Accounting Policies (Continued)

Oil and Gas Properties

The Partnership uses the successful efforts method of accounting for oil and gas producing activities.  Costs to acquire mineral interests in oil and gas properties, to drill and equip exploratory wells that find proved reserves, to drill and equip development wells and related asset retirement costs are capitalized.  Costs to drill exploratory wells that do not find proved reserves, geological and geophysical costs, and costs of carrying and retaining unproved properties are expensed.

Unproved oil and gas properties that are individually significant are periodically assessed for impairment of value, and a loss is recognized at the time of impairment by providing an impairment allowance.  Capitalized costs of producing oil and gas properties, after considering estimated residual salvage values, are depreciated and depleted by the unit-of-production method.

Cash and Cash Equivalents

The Partnership considers all highly liquid investments with original maturities of three months or less to be cash equivalents.

Accounts Receivable - Production

Accounts receivable consist of amounts due from customers for oil and gas sales and are considered fully collectible by the Partnership as of September 30, 2010 and December 31, 2009.  The Partnership determines when receivables are past due based on how recently payments have been received.

Revenue Recognition

The Partnership recognizes oil and natural gas revenue from its interests in producing wells as oil and natural gas is produced and sold from those wells.

Property, Plant and Equipment

Property, plant, and equipment are stated at cost.  Depreciation of office furniture and equipment is provided using the straight-line method and the Modified Accelerated Cost Recovery System (MACRS) based on estimated useful lives ranging from three to 15 years.  These methods do not materially differ from GAAP.  Depreciation expense was $22,392 and $25,489 for the nine months ended September 30, 2010 and 2009, respectively. Depreciation expense was $7,464 and $8,496 for the three months ended September 30, 2010 and 2009, respectively.

PURE GAS PARTNERS, L.P.
Notes to the Consolidated Financial Statements

Note B – Summary of Significant Accounting Policies (Continued)

Long-Lived Assets

Long-lived assets to be held and used or disposed of other than by sale are reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount may not be recoverable.  When required, impairment losses on assets to be held and used or disposed of other than by sale are recognized based on the fair value of the asset.  Long-lived assets to be disposed of by sale are reported at the lower of the asset’s carrying amount or fair value less cost to sell.

Asset Retirement Obligations

The Partnership accounts for asset retirement obligations under the provisions of ASC 410, Asset Retirement and Environmental Obligations, which provides for an asset and liability approach to accounting for Asset Retirement Obligations (ARO).  Under this method, when legal obligations for dismantlement and abandonment costs, excluding salvage values, are incurred, a liability is recorded at fair value and the carrying amount of the related oil and gas properties is increased.  Accretion of liability is recognized each period using the interest method of allocation and the capitalized cost is depleted over the useful life of the related asset.  The Partnership had no asset retirement obligations as of September 30, 2010 and December 31, 2009.

Income Taxes

The Partnership is not a taxable entity for federal or state income tax purposes.  Accordingly, no income tax provision has been included in the financial statements related to the income of the partnership.

The Partnership’s subsidiary, Pure Energy Group, Inc., is a taxable corporation for which an income tax provision has been made in the accompanying financial statements.  Deferred income tax assets and liabilities are computed annually for differences between the financial statement and tax bases of assets and liabilities that will result in taxable or deductible amounts in the future based on enacted tax laws and rates applicable to the periods in which the differences are expected to affect taxable income.  Valuation allowances are established when necessary to reduce deferred tax assets to the amount expected to be realized.  Income tax expense is the tax payable or refundable for the period plus or minus the change during the period in deferred tax assets and liabilities (See Note H).

Use of Estimates

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets, liabilities, revenues, expenses and related disclosures.  Actual results could differ from those estimates and assumptions.  Significant estimates include volumes of oil and gas reserves used in calculating depletion of proved oil and natural gas properties.

PURE GAS PARTNERS, L.P.
Notes to the Consolidated Financial Statements

Note C – Long-Term Debt

At September 30, 2010 and December 31, 2009, long-term debt consisted of the following items:

	(Unaudited)
	September 30,	December 31,
	2010	2009
7½% Debentures, Series 2005	$4,215,000	$4,705,000
Operating Lines of Credit	1,582,426	1,582,426
Total Long-term Debt	$5,797,426	$6,287,426

The balance of long-term debt as of September 30, 2010 and December 31, 2009 approximates fair value.

Operating Lines of Credit

As of September 30, 2010 and December 31, 2009, the borrowing base on the line of credit was $2,500,000.  Effective October 1, 2010, the Partnership amended the line of credit agreement with Texas Capital Bank to reduce the borrowing base from $2,500,000 to $2,450,000. In addition, the interest rate is calculated at the greater of the Wall Street Prime Rate or 4.0%.   The line of credit is collateralized by producing wells.  As of September 30, 2010 and December 31, 2009, the outstanding balance on the line of credit was $1,582,426.

7½% Debentures, Series 2005

On March 1, 2005, Pure Gas Partners, II, L.P. issued 7½% Debentures, Series 2005, in the principal amount of $5,500,000.  The Debentures mature on March 1, 2015, with principal and interest payable semi-annually on March 1 and September 1.  As of September 30, 2010 and December 31, 2009, the outstanding balance on the bond was $4,215,000 and $4,705,000, respectively.

Aggregate long-term debt, consisting of the 7½% Debentures, Series 2005, is estimated to be repayable annually as follows:

2010	$85,000
2011	660,000
2012	830,000
2013	1,020,000
2014	1,175,000
Thereafter	630,000
Total	$4,400,000

PURE GAS PARTNERS, L.P.
Notes to the Consolidated Financial Statements

Note C – Long-Term Debt (Continued)

7½% Debentures, Series 2005 (Continued)

As permitted by the bond debt agreement, the Partnership can purchase these bonds back on the open market.  Bonds held by the Partnership at September 30, 2010 and December 31, 2009 totaled $185,000 and $155,000, respectively. These bonds were purchased at a discount of $169,855 and $140,212 during 2010 and 2009, respectively.  The bonds held by the Partnership are shown as a reduction of bonds payable on the balance sheet as follows:

	(Unaudited)
	September 30,	December 31,
	2010	2009
Bonds Payable	$4,400,000	$4,860,000
Less: Bonds held by the Partnership	(185,000)	(155,000)
Total	$4,215,000	$4,705,000

Note D – Creditors Payable

In 2002, the prior owner of Pure Energy Group, Inc. filed a petition for reorganization with the United States Bankruptcy Court.  According to the Plan of Reorganization, three other creditors are to receive a combined amount of approximately $3,000,000 for their claims out of future net revenues of Pure Energy Group, Inc. During 2003, two of these creditors reduced the amount of debt owed to them by $150,000 each since Pure Energy Group, Inc., at the creditors’ requests, paid a third party in the amount of $300,000 on their behalf.  The net revenue distribution due to creditors in 2011 based on 2010 net revenues is $114,605 as of September 30, 2010. The net revenue distribution due to creditors in 2010 based on 2009 net revenues is $162,500 as of December 31, 2009.  These amounts are presented as a current liability on the balance sheets.  As of September 30, 2010 and December 31, 2009, the total creditors’ payable balance was $1,795,910 and $1,929,200, respectively.

Note E – Operating Leases

As of September 30, 2010, the Partnership had a non-cancelable operating lease for office space expiring in June 2014.  The remaining future minimum lease payments under the existing lease are as follows:

Year Ending December 31,	Operating Lease
2010	$11,875
2011	48,750
2012	50,000
2013	51,250
2014	26,250
Total Minimum Lease Payments	$188,125

PURE GAS PARTNERS, L.P.
Notes to the Consolidated Financial Statements

Note F – Commitments and Contingencies

The Partnership is subject to federal and state laws and regulations relating to the protection of the environment.  Environmental risk is inherent to oil and natural gas operations and the Partnership could be subject to environmental cleanup and enforcement actions.  The Partnership manages this environmental risk through appropriate environmental policies and practices to minimize the impact to the Partnership.

From time to time, the Partnership is a party to various legal proceedings arising in the ordinary course of business.  The Partnership is not currently a party to any proceeding that it believes could have a material adverse effect on the Partnership’s financial condition, results of operation or cash flows.

Note G – Series B Convertible Preferred Partnership Interest

In October 2006, PGP II, a subsidiary of the Partnership, issued Series B Convertible Preferred Partnership Interests (the Interests) to Armendaris Holdings, LLC (Armendaris) for a 3.617% ownership interest in PGP II.  The Interests have a preferential right for return of the invested principal from cash flow of PGP II and also a preferential right in the case of liquidation or dissolution of PGP II.  The Interests do not have any dividend preference or any preferential stated return, interest rate, or dividend that accrues or is payable with respect to the units purchased.  The Interests are callable, at the option of PGP II, at anytime between 90 days following drilling completion of a core test well on the Armendaris Ranch and September 30, 2010, at 100% of the face value of the funding.

Any time after September 30, 2010, Armendaris has the option to either (1) convert the Interests into Series A Limited Partnership Interest of PGP II at a valuation of $30,000,000 or (2) cause PGP II to redeem the Interests in exchange for the twenty-five (25%) undivided interest in 88,000 acres of mineral rights in New Mexico, known as the Armendaris Ranch.

In addition to the conversion options noted above, the units also have an anti-dilution protection provision built in to the conversion price in the event PGP II issues additional equity units at a valuation of less than $30,000,000.

PURE GAS PARTNERS, L.P.
Notes to the Consolidated Financial Statements

Note H – Federal Income Tax

The accompanying financial statements include a provision for federal income tax related to the Partnership’s taxable subsidiary, Pure Energy Group, Inc.

The provision for income tax consists of the following:

	2010	2009
Current:
Consolidated Income (Loss)	$1,020,604	$(819,303)
Pass-Through (Income) Loss – PGP II	(548,362)	767,136
Pure Energy Group, Inc. Income (Loss)	472,242	(52,167)
Federal Statutory Rate	15%	15%
Current Tax Expense (Benefit)	70,836	(7,825)
Deferred:
Utilization of Loss Carryforwards	(70,836)
Increase (Decrease) in Valuation Allowance		7,825
Deferred Tax Expense (Benefit)	(70,836)	7,825
Net Tax (Benefit) Expense	$-	$-

Deferred tax assets consist of NOL carryforwards fully allowed due to the continued uncertainty of whether the tax benefits will be realized.

As of September 30, 2010, Pure Energy Group, Inc. had net operating loss (NOL) carryforwards totaling $46,745 that may be used to offset future taxable income.  These NOL carryforwards expire in 2029.

Note I – Subsequent Events

The Partnership evaluated subsequent events through February 9, 2011, the date which the financial statements were available to be issued.

Effective January 3, 2011 (the “Closing Date”), Pure Energy Group, Inc. (“Pure Sub”) was acquired by Doral Energy Corp. as contemplated pursuant to the Agreement and Plan of Merger dated December 2, 2010 (the “Pure Merger Agreement”) among the Doral Energy Corp., Doral Acquisition Corp (“Doral Sub”), PGP II and Pure Sub.  Pursuant to the provisions of the Pure Merger Agreement, all of PGP II’s oil and gas assets were transferred to Pure Sub. Pure Sub was then merged with and into Doral Sub, with Pure Sub continuing as the surviving corporation (the “Pure Merger”). Upon completion of the Pure Merger, the outstanding shares of Pure Sub were converted into an aggregate of 9,981,536 shares of Doral Sub common stock. As a result of the Pure Merger, the Partnership owns approximately 80% of Doral Sub’s total outstanding shares on a fully diluted basis, with Doral Sub’s previous stockholders owning the remaining 20%.